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                                                                   EXHIBIT 4.2

                                                                EXECUTION COPY


          WARRANT PURCHASE AGREEMENT dated as of May 7, 1997 between ORACLE CORPORATION, a Delaware corporation (the "Company"), and MORGAN STANLEY & CO. INCORPORATED, a Delaware corporation ("Morgan Stanley"), as agent for MORGAN STANLEY & CO. INTERNATIONAL LIMITED ("MSIL").

          WHEREAS, the Company proposes to enter into a Warrant Agreement (the "Warrant Agreement"), substantially in the form of Exhibit I hereto, between the Company and BankBoston, N.A., a national banking association, as Warrant Agent, pursuant to which the Company proposes to issue up to 8,000,000 Equity Call Warrants in one or more series (collectively, the "Warrants" or, individually a "Warrant"), each representing the right to purchase, subject to the terms and conditions set forth therein, one share of the common stock, par value $0.01 per share (the "Common Stock"), of the Company;

          WHEREAS, in connection with the purchase of the Warrants pursuant to the terms hereof and one or more Pricing Agreements (as defined herein), the Company proposes to repurchase on the Closing Date up to 3,500,000 shares of Common Stock pursuant to one or more Repurchase Contracts to be entered into between the Company, MSIL and Morgan Stanley, as agent for MSIL (the "Repurchase Contracts"); and

          WHEREAS, capitalized terms not defined herein are used as defined in the Warrant Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements and other considerations set forth herein, the parties hereto agree as follows:

          1.  Representations and Warranties.  (a)  The Company hereby
              ------------------------------
represents and warrants to Morgan Stanley, as agent for MSIL, as of the date hereof, as of each Pricing Date (as defined herein) and as of each Closing Date as follows:

     (i) The Company has been duly incorporated, and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     (ii) The Company has the corporate power and authority to own its property and conduct its business, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (iii) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification,

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  except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (iv) The shares of Common Stock outstanding prior to the issuance of the Warrants have been duly authorized and are validly issued, fully paid and non-assessable.

     (v) The Company has all requisite power and authority (corporate and other), and has taken all necessary corporate action, to authorize, execute, deliver, and perform this Warrant Purchase Agreement, the Warrant Agreement, each Pricing Agreement (as defined herein) and each Repurchase Contract; to execute, issue, sell, and deliver the Warrants and a certificate or certificates evidencing the Warrants; to authorize and reserve for issuance and, upon payment from time to time of the Purchase Price, to issue, sell, and deliver the shares of Underlying Common Stock issuable upon exercise of the Warrants; and to perform all of its obligations under this Warrant Purchase Agreement, the Warrant Agreement, each Pricing Agreement, the Warrants and each Repurchase Contract.

     (vi) Each of this Warrant Purchase Agreement, the Warrant Agreement, each Pricing Agreement and each Repurchase Contract has been duly authorized by the Company and this Warrant Purchase Agreement has been duly executed and delivered by the Company. The Warrant Agreement, each Repurchase Contract and each Pricing Agreement, when duly executed and delivered by the Company, will be legal, valid and binding agreements of the Company enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

     (vii) The Warrants have been duly authorized and, when duly executed and countersigned in accordance with the provisions of the Warrant Agreement, will be legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

     (viii) The shares of Underlying Common Stock, when issued and delivered in accordance with the terms of the Warrant Agreement and the Warrants, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any preemptive or similar rights.

     (ix) Assuming the accuracy of the representations of Morgan Stanley made in the letter referred to in Section 3(d), the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Warrant Purchase Agreement, the Warrant Agreement, each Pricing Agreement, the Warrants and each Repurchase Contract will not contravene any provision of applicable law.

     (x) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Warrant Purchase Agreement, the Warrant Agreement, each Pricing Agreement, the Warrants and each Repurchase Contract will not contravene the certificate of incorporation or by-laws of the Company or any agreement or

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  other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Warrant Purchase Agreement, the Warrant Agreement, each Pricing Agreement, the Warrants or each Repurchase Contract, except such as may be required by the Securities Act, the securities or Blue Sky laws of the various states, the rules of the National Association of Securities Dealers, Inc. (the "NASD") or the rules and regulations applicable to the listing of securities on the Nasdaq National Market in connection with the reoffer and resale of the shares of Underlying Common Stock by Morgan Stanley or the issuance of shares of Underlying Common Stock to any person other than Morgan Stanley.

     (xi) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

     (xii) The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1996, as amended, and its Quarterly Reports on Form 10-Q for the periods ended August 31, 1996, November 30, 1996 and February 28, 1997 (the "1934 Act Reports") (as previously furnished to Morgan Stanley), at the time they were filed did not, and, giving effect as of the date hereof and as of each of the Closing Dates to the transactions contemplated hereby and by the Warrant Agreement and each Pricing Agreement do not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (xiii) There has not occurred any material adverse change in the financial condition, earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the 1934 Act Reports.

     (xiv) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) of the Company has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) that is or will be integrated with the sale of any Warrants in a manner that would require the registration under the Securities Act of the offering contemplated by this Agreement and the Warrant Agreement. The Company also agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of any Warrants in a manner that would require the registration under the Securities Act of the offering contemplated by this Agreement and the Warrant Agreement.

     (xv) No form of general solicitation or general advertising (as those terms are defined in Regulation D under the Securities Act) was used by the Company or any of its representatives in connection with the offer and sale of any Warrants.

     (xvi) There are no material legal or governmental proceedings pending or threatened to

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  which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that would be required to be described by Item 103 of Regulation S-K under the Securities
  Act were such Item applicable to the 1934 Act Reports and are not described as required in the 1934 Act Reports.

     (xvii) The Company acknowledges and agrees that it is not relying, and has not relied, upon Morgan Stanley or MSIL with respect to the legal, accounting, tax or other implications of this Agreement and the Warrant Agreement and the transactions contemplated hereby and thereby and that it has conducted its own analysis of such transactions. The Company further acknowledges and agrees that neither Morgan Stanley nor MSIL has acted as its advisor in any capacity in connection with this Agreement or the Warrant Agreement or the transactions contemplated hereby or thereby. The Company understands and acknowledges that Morgan Stanley and MSIL and their Affiliates may from time to time effect transactions, and hold positions, for their own accounts or the accounts of customers, in securities or options on securities of the Company and that Morgan Stanley and MSIL and their Affiliates may continue to conduct such transactions during the term of any Warrant.

          (b) Each of Morgan Stanley and MSIL agrees that it will not sell any Warrants or any Underlying Common Stock except in compliance with the registration requirements of Section 5 of the Securities Act or in a transaction that is exempt from such registration.

          Each of Morgan Stanley and MSIL acknowledges that the Company and, for purposes of the opinions to be delivered to Morgan Stanley and the Company pursuant to Section 3 hereof, counsel to the Company and counsel to Morgan Stanley, will rely upon the accuracy and truth of the foregoing agreement and hereby consents to such reliance.

          2.   Purchase and Sale of Warrants.  (a)  The Company and Morgan
               -----------------------------
Stanley, as agent for MSIL, propose to enter into one or more Pricing Agreements (each a "Pricing Agreement") substantially in the form of Exhibit II hereto, with such additions and deletions as the parties thereto may determine and subject to the terms and conditions set forth herein, therein, and in the Warrant Agreement, pursuant to which the Company will agree (i) to sell to Morgan Stanley, as agent for MSIL, and Morgan Stanley, as agent for MSIL, will agree to purchase from the Company, up to an aggregate of 8,000,000 Warrants to purchase, subject to the terms and conditions set forth in the Warrant Agreement, up to an aggregate of 8,000,000 shares of Underlying Common Stock and
(ii) to repurchase shares of Common Stock (the "Repurchased Shares") pursuant to, and subject to the terms and conditions set forth in, one or more Repurchase Contracts. The terms and conditions of each particular sale of Warrants shall be as specified in the Pricing Agreement relating thereto and in or pursuant to this Warrant Purchase Agreement and the Warrant Agreement. This Warrant Purchase Agreement shall not be construed as an obligation of the Company to sell any of the Warrants or as an obligation of Morgan Stanley or MSIL to purchase any of the Warrants. The obligation of the Company to issue and sell any of the Warrants and the obligation of Morgan Stanley, as agent for MSIL, to purchase any of the Warrants shall be evidenced by the Pricing Agreement with respect to the Warrants specified therein. Each Pricing Agreement shall specify the number of Warrants of each series being purchased and the purchase price per Warrant of each series. The date of each Pricing Agreement is hereinafter referred to as a "Pricing Date." A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of

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telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted.

          (b) Payment by Morgan Stanley, as agent for MSIL, for each series of Warrants sold to Morgan Stanley, as agent for MSIL, pursuant to the applicable Pricing Agreement and payment by the Company to repurchase the Repurchased Shares pursuant to the applicable Repurchase Contract shall be made in Federal or other funds immediately available at the time and on the date as shall be specified on the applicable Pricing Agreement and Repurchase Contract, respectively, (or as may be otherwise agreed to by the parties thereto). The payment obligations of Morgan Stanley, as agent for MSIL, with respect to the Warrants of any series may be netted against the payment obligations of the Company with respect to the Repurchased Shares specified in the related Repurchase Contract. The time and date of each such payment is hereinafter referred to as a Closing Date.

          3.   Conditions to Parties' Obligations.  The obligations of the
               ----------------------------------
Company and Morgan Stanley, as agent for MSIL, hereunder and under each Pricing Agreement are subject to the following conditions:

          (a) Morgan Stanley, as agent for MSIL, shall have received on each Closing Date an opinion of Venture Law Group, counsel for the Company, dated such Closing Date, to the effect that:

     (i) The Company has been duly incorporated, and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     (ii) The Company has the corporate power and authority to own its property and conduct its business.

     (iii) The Company has all requisite corporate power and authority, and has taken all necessary corporate action, to authorize, execute, deliver, and perform this Warrant Purchase Agreement, each Pricing Agreement, the Warrant Agreement and each Repurchase Contract; to execute, issue, sell, and deliver the Warrants and a certificate or certificates evidencing the Warrants; to authorize and reserve for issuance and, upon payment from time to time of the Purchase Price, to issue, sell, and deliver the shares of Underlying Common Stock issuable upon exercise of the Warrants; and to perform all of its obligations under the Warrant Purchase Agreement, each Pricing Agreement, the Warrant Agreement, the Warrants and each Repurchase Contract.

     (iv) Each of this Warrant Purchase Agreement, the Warrant Agreement, each Pricing Agreement and each Repurchase Contract has been duly authorized by the Company and each of this Warrant Purchase Agreement has been duly executed and delivered by the Company; the Warrant Agreement, each Repurchase Contract and each Pricing Agreement have been duly executed and delivered by the Company and are legal, valid and binding agreements of the Company enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

     (v) The Warrants have been duly authorized, executed and countersigned in

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  accordance with the provisions of the Warrant Agreement and are legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

     (vi) The shares of Underlying Common Stock, when issued and delivered in accordance with the terms of the Warrant Agreement and the Warrants, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any preemptive or similar rights set forth in the Company's certificate of incorporation.

     (vii) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Warrant Purchase Agreement, each Pricing Agreement, the Warrant Agreement, the Warrants and each Repurchase Contract do not contravene any provision of applicable California or Delaware General Corporate Law or federal law or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is set forth as an exhibit to the 1934 Act Reports or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any California or federal governmental body or agency is required for the performance by the Company of its obligations under this Warrant Purchase Agreement, each Pricing Agreement, the Warrant Agreement, the Warrants or each Repurchase Contract, except such as may be required by the Securities Act, securities or Blue Sky laws of the various states, the rules of the NASD or the rules and regulations applicable to the listing of securities on the Nasdaq National Market in connection with the reoffer and resale of the shares of Underlying Common Stock by Morgan Stanley, as agent for MSIL, or the issuance of shares of Underlying Common Stock to any person other than Morgan Stanley or MSIL.

     (viii) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

     (ix) Such counsel does not know of any material legal or governmental proceeding pending or threatened as of such Closing Date to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that would be required to be described by Item 103 of Regulation S-K under the Securities Act were such Item applicable as of such Closing Date and are not described as required in the 1934 Act Reports.

     (x) Such counsel believes that (except for financial statements and schedules as to which such counsel need express no belief) the 1934 Act Reports, as of the date of this Warrant Purchase Agreement, did not, and, giving effect as of the date hereof and as of each of the Closing Dates to the transactions contemplated hereby and by the Warrant Agreement and each Pricing Agreement, as of such Closing Date do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were

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  made, not misleading.

     (xi) The sale by the Company of the Warrants to Morgan Stanley, as agent for MSIL, in the manner contemplated by this Warrant Purchase Agreement and the repurchase by the Company of the Repurchased Shares in the manner contemplated by each Repurchase Contract and this Warrant Agreement do not require registration under the Securities Act.

          (b) Each of Morgan Stanley and the Company shall have received on each Closing Date an opinion of Davis Polk & Wardwell (who may rely as to all matters of California law upon the opinion referred to in paragraph (a) above), counsel for Morgan Stanley, dated such Closing Date, covering the matters referred to in subparagraphs (iv), (v), (vi) and (xi) of paragraph (a) above.

          (c) Morgan Stanley, as agent for MSIL, shall have received on each Closing Date a certificate dated such Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Warrant Purchase Agreement are true and correct as of such Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder, under the Warrant Agreement and under each Pricing Agreement on or before such Closing Date and such other certificates and documents as it may reasonably request.

          (d) Counsel for the Company shall have received on each Closing Date a letter dated such Closing Date and signed by an officer of Morgan Stanley, substantially in the form of Exhibit III hereto.

          (e) The Company shall have made available to Morgan Stanley, and counsel, accountants or other professionals retained by Morgan Stanley, such financial and other information, books, records and properties of the Company and its subsidiaries, and caused the officers, directors, employees, counsel and independent certified public accountants of the Company and its subsidiaries to respond to such inquiries and supply all information, as is reasonably necessary, in the judgment of Morgan Stanley and its counsel, to conduct a reasonable investigation.

          (f) On or prior to each Closing Date, the Company shall have purchased from Morgan Stanley, as agent for MSIL, all the Repurchased Shares to be purchased pursuant to the related Repurchase Contract.

          4.   Shelf Registration.  (a)  Subject to the terms hereof, the
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Company agrees that it shall file under the Securities Act a "shelf"
registration statement (the "Shelf Registration") providing for the registration of the sale on a continuous or delayed basis by MSIL of all Underlying Common Stock issuable upon exercise of all of the Warrants pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the SEC. The Company agrees to use its best efforts (i) to cause the Shelf Registration to become or be declared effective on or prior to the earliest First Exercise Date of all Warrants issued under the Warrant Agreement and sold pursuant to this Agreement and each Pricing Agreement and (ii) to keep such Shelf Registration continuously effective for a period ending 90 days after the Final Expiration Date, subject to Section 4(d) (such period being referred to as the "Effective Period"). Notwithstanding

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the first two sentences of this Section 4(a), the Company may elect, in its sole discretion, not to file such Shelf Registration, provided that if the Company so elects or in the event that the Shelf Registration is not declared effective on or prior to such First Exercise Date, the Company will exercise, with respect to all Warrants issued under the Warrant Agreement and sold pursuant to this Agreement and each Pricing Agreement, its right pursuant to Section 4(d) of the Warrant Agreement to effect either a Cash Settlement or Net Share Settlement of each exercise of such Warrants.

          (b) The Company further agrees, if necessary, to supplement or make amendments to the Shelf Registration, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration or by the Securities Act or rules and regulations thereunder, and the Company agrees to furnish to Morgan Stanley copies of any such supplement or amendment prior to its being used and/or filed with the SEC and that it will not file any such supplement or amendment to which Morgan Stanley reasonably objects. In connection with such registration of the Underlying Common Stock, the Company will, upon the request of Morgan Stanley, as agent for MSIL, use all reasonable efforts to obtain a listing of the Underlying Common Stock on the Nasdaq National Market or such national securities exchange or other quotation system on which the Common Stock of the Company may at such time be listed. Morgan Stanley shall notify (any such notice, a "Notice of Sale") the Company not less than five Business Days prior to the date on which MSIL intends to commence any sales of Underlying Common Stock pursuant to the Shelf Registration (the "Resale Commencement Date").

          (c) The Company's obligation to supplement or amend the Shelf Registration pursuant to Section 4(b) hereof shall be subject to the terms hereof (including Sections 4(d) and 4(e)) and the following limitations:

          (i) in no event shall the Company be required to effect any such supplement or amendment during the period beginning 14 Business Days prior to the end of any fiscal quarter of the Company and ending two Business Days after such time as the Company publicly releases its results of operations for such fiscal quarter;

          (ii) subject to the provisions of subparagraph (iii) and Section 4(e) below, the Company may on one or more occasions by notice to Morgan Stanley, as agent for MSIL, given in accordance with Section 13(c) hereof, suspend its obligation to supplement or amend the Shelf Registration for a period of time to be specified in such notice, it being understood that the Company shall not indicate to Morgan Stanley the reasons for such suspension; and

          (iii) if Morgan Stanley shall deliver to the Company a Notice of Sale, then the Company may not (x) commence a suspension of its obligations to supplement or amend the Shelf Registration pursuant to Section 4(c)(ii) hereof or (y) commence a suspension of the right to exercise Warrants pursuant to Section 4(f) of the Warrant Agreement at any time during the period commencing at 5:00 P.M., New York City time, on the Business Day immediately preceding the Resale Commencement Date and ending at 5:00 P.M., New York City time, on the tenth Business Day following the Resale Commencement Date (the "Final Resale Date").

Morgan Stanley agrees that during the periods specified in Section 4(c)(i) hereof and in any notice

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from the Company delivered pursuant to Section 4(c)(ii) hereof, Morgan Stanley shall not dispose of Underlying Common Stock pursuant to a registration statement applicable to such Underlying Common Stock. The Company agrees to provide Morgan Stanley with at least one Business Day's notice of the expiration of any period of suspension under clause (ii) of paragraph (c) of this Section 2.

          (d) The Company may on no more than one occasion by notice to Morgan Stanley given subsequent to the Final Expiration Date (after having given effect to any and all extensions of the Expiration Date of any of the Warrants) extend the Effective Period for a period of up to 90 days.

          (e) Notwithstanding anything to the contrary in this Agreement or the Warrant Agreement, the Company may not suspend its obligation to supplement and amend the Shelf Registration or suspend Holders' rights to exercise any outstanding Warrants unless during a period of no less than 10 consecutive Business Days occurring after the sixtieth day following the Final Expiration Date such obligations and rights are in full force and effect and free from any such suspension.

          5.   Redemption Price.  In the case of any redemption of Warrants made
               ----------------
pursuant to Section 5 of the Warrant Agreement at a time when such Warrants are owned by MSIL or by any affiliate of MSIL, the Redemption Price applicable to such Warrants will also include a reasonable estimate by MSIL of its cost for liquidating its hedge for the Warrants that the Company wishes to redeem.
Morgan Stanley, as agent for MSIL, will advise the Company verbally and by facsimile transmission of such cost to be included in the calculation of the Redemption Price.

          6.   Registration Procedures.  (a)  In connection with the Company's
               -----------------------
obligations to register the reoffer and resale of the shares of Underlying Common Stock by Morgan Stanley on behalf of MSIL, the Company shall use all reasonable efforts to effect or cause the applicable registration statement or registration statements to permit the sale of the Underlying Common Stock by Morgan Stanley in accordance with the intended method or methods of distribution thereof described in the Shelf Registration, provided that the Company shall have no such obligation during any suspension of the Company's obligation to supplement or amend the Shelf Registration Statement under Section 4(c)(i) or 4(c)(ii). In connection therewith, the Company shall:

          (i) comply with the provisions of the Securities Act with respect to the disposition of all of the Underlying Common Stock covered by the Shelf Registration in accordance with the intended methods of disposition by Morgan Stanley or MSIL set forth therein;

          (ii) provide Morgan Stanley, and up to one other underwriter (as shall be reasonably acceptable to the Company) participating in such sale and any attorney, accountant or other professional retained by Morgan Stanley or MSIL (collectively, the "Participants") the opportunity to participate in the preparation of the Shelf Registration, each prospectus included therein or filed with the SEC and each amendment or supplement thereto;

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

          (iii) in connection with each sale of Underlying Common Stock to be registered pursuant to Section 4(a) hereof, make available for inspection by Morgan Stanley and any other Participant such financial and other information, books, records and properties of the Company, and cause the officers, directors, employees, counsel and independent certified public accountants of the Company to respond to such inquiries and supply all information, as shall be reasonably necessary, in the judgment of Morgan Stanley and its counsel or any underwriter participating in such sale, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that each such person shall be required to maintain in confidence and not to disclose to any other person any information or records reasonably designated by the Company in writing as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in the Shelf Registration or otherwise), or (B) such person shall be required so to disclose such information pursuant to the subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Company prompt prior written notice of such requirement), or (C) such information is required to be set forth in the Shelf Registration or each prospectus included therein or in any amendment to the Shelf Registration or any amendment or supplement to such prospectus in order that the Shelf Registration or such prospectus, amendment or supplement, as the case may be, does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, further, that if the Company's obligation to effect and maintain a registration statement is suspended pursuant to Section 4(c) hereof after Morgan Stanley has conducted an investigation contemplated by this Section 6(a)(iii) and prior to the time when Morgan Stanley or MSIL has sold such Underlying Common Stock, then Morgan Stanley shall have the right, after the time such suspension ends, to supplement its investigation with such additional inspection of financial and other information, books, records and properties and such additional inquiries as shall be reasonably necessary, in the judgment of Morgan Stanley and its counsel, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act;

          (iv) promptly notify Morgan Stanley, and confirm such advice in writing, (A) when the Shelf Registration or prospectus included therein or any amendment or supplement thereto has been filed, and, with respect to the Shelf Registration or any amendment, when the same has become effective, (B) of any comments of the SEC and of the Blue Sky or securities commissioner or regulator of any state with respect thereto or any request by the SEC for amendments or supplements to the Shelf Registration or prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration or the initiation or threatening of any proceedings for that purpose, (D) if at any time the representations and warranties of the Company contemplated by Section 1 or Section 6(a)(xiii) hereof cease to be true and correct in all material respects, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Underlying Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (F) at any time when a prospectus is required to be delivered under the Securities Act, of the occurrence and the nature of any event requiring the preparation of an amendment to the Shelf Registration or a supplement to the prospectus included therein so that, as thereafter delivered as required under the Securities Act, the Shelf Registration, prospectus, amendment or supplement or any document incorporated by reference in any of the foregoing, will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (v) use all reasonable efforts to prevent entry of any order suspending the effectiveness of the Shelf Registration or any post-effective amendment thereto or obtain at the earliest practicable date the withdrawal of any such order if entered;

          (vi) if requested by Morgan Stanley, promptly incorporate in an amendment to the Shelf Registration or in a supplement to the prospectus included therein such information as is required by the applicable rules and regulations of the SEC and as Morgan Stanley specifies relating to the sale of such Underlying Common Stock and promptly make all required filings of such amendment or supplement, as the case may be;

          (vii) promptly furnish to Morgan Stanley an executed copy of the Shelf Registration, and any amendment thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and such number of copies of the Shelf Registration (excluding exhibits thereto and documents incorporated by reference therein unless specifically so requested by Morgan Stanley), any amendment thereto, the prospectus included in the Shelf Registration (including each preliminary prospectus and any summary prospectus), any supplement thereto, and such other documents as Morgan Stanley may reasonably request in order to facilitate the offering and disposition of the Underlying Common Stock owned by Morgan Stanley, and to permit Morgan Stanley to satisfy the prospectus delivery requirements of the Securities Act; and the Company hereby consents to the use of such prospectus (including such preliminary and summary prospectus) and any supplement thereto by Morgan Stanley and by any agent or underwriter, in each case in the form most recently provided to such party by the Company, in connection with the offering and sale of the Securities covered by such prospectus (including such preliminary and summary prospectus) or supplement thereto;

          (viii) use all reasonable efforts to (A) promptly register or qualify the Underlying Common Stock to be included in the Shelf Registration under such securities laws or Blue Sky laws of such United States jurisdictions as Morgan Stanley and each placement or sales agent, if any, therefor and underwriter, if any, thereof shall reasonably request, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions during the periods the Shelf Registration is required to remain effective under Section 4 above, and for so long as may be necessary to enable Morgan Stanley, MSIL or any agent or underwriter to complete its disposition of Underlying Common Stock pursuant to such Shelf Registration and (C) take any and all other actions as may be reasonably necessary or advisable to enable Morgan Stanley, MSIL, any agent, and any underwriter, to consummate the disposition in such jurisdictions of such Underlying Common Stock; provided, however, that the Company shall not be required for any such purpose to (I) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 6(a)(viii) or (II) consent to general service of process in any such jurisdiction;

          (ix) use its best efforts to obtain the consent or approval of each governmental agency or authority, whether United States federal, state or local, which may be required to make the Shelf Registration effective or to effect the offering or sale in connection therewith or to enable Morgan Stanley or MSIL to offer, or to consummate the disposition of, the Underlying Common Stock;

          (x) cooperate with Morgan Stanley to facilitate the timely preparation and delivery of certificates representing Underlying Common Stock to be sold, which certificates shall be printed, lithographed or engraved, or produced by any combination of such methods, and, in the case of an underwritten offering, enable such Underlying Common Stock to be in such denominations and registered in such names as Morgan Stanley may request at least 1 Business Day prior to any sale of the Underlying Common Stock;

          (xi) enter into one or more underwriting agreements, engagement letters, agency agreements, "best efforts" underwriting agreements or similar agreements, as appropriate, including (without limitation) customary provisions relating to indemnification and contribution, and take such other actions in connection therewith as Morgan Stanley shall request in order to expedite or facilitate the disposition of the Underlying Common Stock;

          (xii)  whether or not an agreement of the type referred to in Section
     (6)(a)(xi) hereof is entered into and whether or not any portion of the offering contemplated by the Shelf Registration is an underwritten offering or is made through a placement or sales agent or any other entity, (A) make such representations and warranties to Morgan Stanley and MSIL in form, substance and scope as are customarily made in connection with an offering of equity securities pursuant to any appropriate agreement and/or to a registration statement filed on the form applicable to the Shelf Registration (including, without limitation, representations to the effect that (i) as of the date of such agreement or registration statement and as of the date of the closing of the offering, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the applicable disclosure document and (ii) the outstanding Common Stock is fully paid and non-assessable);
     (B) obtain an opinion of outside counsel to the Company of recognized standing in customary form and covering such matters of the type customarily covered by such an opinion, as Morgan Stanley may reasonably request, addressed to Morgan Stanley, as agent for MSIL, and MSIL dated the closing date of such offering (and if such Shelf Registration contemplates an underwritten offering of a part or all of the Underlying Common Stock, dated the date of the underwriting agreement relating thereto and addressed to the underwriters) (it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation and good standing of the Company; the qualification of the Company to transact business as a foreign corporation; the due authorization, execution and delivery of this Agreement, each Pricing Agreement, the Warrant Agreement and of any agreement of the type referred to in Section 6(a)(xi) hereof; the conformity as to legal matters of the authorized capital stock of the Company to the description thereof contained in the prospectus included in the Shelf Registration, as then amended or supplemented; the due authorization and issuance, and status as fully paid and non-assessable, of the Underlying Common Stock; the absence of material legal or governmental proceedings involving the Company; the non-contravention (of law or organizational documents of the Company) of the execution and delivery by the Company and performance by the Company of its obligations under any agreement of the type referred to in Section 6(a)(xi); the absence of governmental approvals required to be obtained in connection with the Shelf Registration, the offering and sale of the Underlying Common Stock, this Agreement, each Pricing Agreement, the Warrant Agreement or any agreement of the type referred to in Section 6(a)(xi) hereof; the fair presentation in the Shelf Registration and the prospectus included therein, as then amended or supplemented, of such legal matters, documents and proceedings described therein as shall be specified; the Company not being an "investment company" or an entity "controlled" by an "investment company" as such terms are defined under the Investment Company Act of 1940; the compliance as to form of the Shelf Registration, the prospectus included therein, as then amended or supplemented, and any documents incorporated by reference therein with the Securities Act and the applicable rules and regulations of the SEC thereunder; and, as of the date of the opinion and of the Shelf Registration or most recent post-effective amendments thereto and the date of effectiveness thereof, as the case may be, the absence from the Shelf Registration and each prospectus included therein, as then amended or supplemented, and from the documents incorporated by reference therein of any untrue statement of a material fact or the omission to state therein a material fact necessary in order to make the statements therein not misleading (in the case of each such prospectus, in the light of the circumstances under which the statements therein were made)); (C) obtain a "cold comfort" letter or letters from the independent certified public accountants of the Company addressed to Morgan Stanley, as agent for MSIL, MSIL and any underwriter or agent and in form and substance satisfactory to them, dated (I) as of the date of the agreement to sell Securities and (II) the closing date of any sale of Underlying Common Stock pursuant to any prospectus supplement to the prospectus included in the Shelf Registration or post-effective amendment to the Shelf Registration, such letter or letters to be in customary form and covering such matters of the type customarily covered by letters of such type; (D) deliver such documents and certificates, including officers' certificates, as may be reasonably requested by Morgan Stanley to evidence the accuracy of the representations and warranties made pursuant to clause
     (A) above and the compliance with or satisfaction of any agreements or conditions contained in the underwriting agreement or other agreement entered into by the Company; and (E) undertake such obligations relating to expense reimbursement, indemnification and contribution as are provided in Sections 8, 9, 10 and 11 hereof;

          (xiii) in the event that any broker-dealer registered under the Exchange Act shall underwrite any Underlying Common Stock or participate as a member of an underwriting syndicate or selling group or "participate in the distribution" (within the meaning of Section 2720 of the Conduct Rules of the NASD) thereof, whether as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, assist such broker-dealer in complying with the requirements of such Conduct Rules, including, without limitation, by providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Conduct Rules of the NASD; and

          (xiv) comply in all material respects with all applicable rules and regulations of the SEC and make generally available to its security holders as soon as practicable, an earnings statement of the Company and its subsidiaries covering a period of 12 months, beginning within three months after the effective date of the Shelf Registration, complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 thereunder).

          (b)  In the event that the Company would be required, pursuant to
Section 6(a)(iv)(F) above, to notify Morgan Stanley, the Company shall (subject to its right to suspend its obligations pursuant to Sections 4(c)(i) or 4(c)(ii)) without delay prepare and furnish to Morgan Stanley a reasonable number of copies of a prospectus supplemented or amended in form and substance reasonably satisfactory to it, so that, as thereafter delivered to purchasers of Underlying Common Stock, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Morgan Stanley agrees that upon receipt by Morgan Stanley of any notice from the Company pursuant to Section 6(a)(iv)(F) hereof, Morgan Stanley shall forthwith discontinue the disposition of Underlying Common Stock pursuant to the registration statement applicable to such Securities until Morgan Stanley shall have received copies of such amended or supplemented prospectus, and if so directed by the Company, Morgan Stanley shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in Morgan Stanley's possession of the prospectus covering such Underlying Common Stock at the time of receipt of such notice.

          (c) The Company may require Morgan Stanley to furnish to the Company such information regarding Morgan Stanley or MSIL and Morgan Stanley's or MSIL's intended method of resale of the Underlying Common Stock as the Company may from time to time reasonably request in writing, but only to the extent that such information is required in order to comply with the Securities Act. Morgan Stanley agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by Morgan Stanley to the Company or of the occurrence of any event in either case as a result of which any prospectus relating to the Shelf Registration contains or would contain an untrue statement of a material fact regarding Morgan Stanley, MSIL or Morgan Stanley's or MSIL's intended method of distribution of such Underlying Common Stock or omits to state any material fact regarding Morgan Stanley, MSIL or Morgan Stanley's or MSIL's intended method of distribution of such Underlying Common Stock required to be stated therein or necessary to make the statements therein not misleading, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information so that such prospectus shall not contain, with respect to Morgan Stanley or MSIL or the distribution of such Underlying Common Stock an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          7.   Registration Expenses.  (a)  The Company agrees to bear and to
               ---------------------
pay or cause to be paid promptly upon request being made therefor all expenses incident to filing and causing effectiveness of the Shelf Registration, including, without limitation, (i) all SEC, stock exchange, Nasdaq National Market or NASD registration and filing fees and expenses, (ii) all fees and expenses (if any) in connection with the qualification of the Underlying Common Stock for reoffering and resale under the state securities and Blue Sky laws referred to in Section 6(a)(viii) hereof, including reasonable fees and disbursements of counsel for Morgan Stanley in connection with such qualifications, (iii) all expenses relating to the preparation, word processing, printing, distribution and reproduction of the Shelf Registration (including the preliminary prospectus included therein) and each amendment to the foregoing, (iv) internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), and (v) fees, disbursements and expenses of counsel and independent certified public accountants of the Company. Notwithstanding the foregoing, Morgan Stanley, as agent for MSIL, shall pay all agency fees and commissions and underwriting discounts and commissions attributable to the sale of the Underlying Common Stock and the fees and disbursements of any counsel or other advisors or experts retained by Morgan Stanley.

          (b) Notwithstanding the terms of Section 7(a) hereof, Morgan Stanley, as agent for MSIL, agrees to bear and to pay or cause to be paid promptly upon request being made therefor all reasonable expenses incident to the takedown of Underlying Common Stock off the Shelf Registration, including, without limitation, (i) all expenses relating to the preparation, printing, distribution and reproduction of each supplement to the preliminary prospectus included in the Shelf Registration, and (ii) fees, disbursements and expenses of counsel and independent certified public accountants of the Company.

          8.   Indemnification by the Company.  The Company agrees to indemnify
               ------------------------------
and hold harmless Morgan Stanley, MSIL, their officers, directors, agents, employees, and each person, if any, who controls Morgan Stanley or MSIL within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the 1934 Act Reports or any registration statement or prospectus relating to the Underlying Common Stock (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to Morgan Stanley or MSIL furnished in writing to the Company by Morgan Stanley or MSIL or on Morgan Stanley's or MSIL's behalf expressly for use therein. The Company also agrees to indemnify any underwriters of the Underlying Common Stock, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of Morgan Stanley provided in this Section 8.

          9.   Indemnification by MSIL.  MSIL agrees to indemnify and hold
               -----------------------
harmless the Company, its officers, directors, employees and agents and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to Morgan Stanley and MSIL, but only with reference to information related to Morgan Stanley or MSIL furnished in writing by Morgan Stanley or MSIL or on Morgan Stanley's or MSIL's behalf expressly for use in any registration statement or prospectus relating to Underlying Common Stock, or any amendment or supplement thereto, or any preliminary prospectus.

          10.  Conduct of Indemnification Proceedings.  In case any proceeding
               --------------------------------------
(including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8 or 9, such person (the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) at any time for the Indemnified Party, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Party, such firm shall be designated in writing by the Indemnified Party. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second and third sentences of this Section 10, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 Business Days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

          11.  Contribution.  To the extent the indemnification provided for in
               ------------
              Sections 8, 9 and 10 of this Warrant Purchase Agreement is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each such Indemnifying Party under such Section, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Morgan Stanley and MSIL on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by Morgan Stanley or MSIL and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and Morgan Stanley and MSIL agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro
                                                                         ---
rata allocation or by any other method of allocation which does not take account
----
of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, Morgan Stanley and MSIL shall not be required to contribute any amount in excess of the amount by which the proceeds to MSIL of a sale of Underlying Common Stock exceed the amount of any damages which Morgan Stanley and MSIL have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          12.  Rule 144.  The Company covenants that it will file any reports
               --------
required to be filed by it under the Securities Act and the Exchange Act to the extent required from time to time to enable Morgan Stanley or MSIL to sell Underlying Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC (as so amended and along with any such similar rule or regulation, "Rule 144"). Upon the request of Morgan Stanley, the Company will deliver to Morgan Stanley a written statement as to whether it has complied with such requirements.

          13.  Miscellaneous.  (a)  No Inconsistent Agreements.  The Company
               -------------        --------------------------
will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to Morgan Stanley or MSIL in this Warrant Purchase Agreement.

          (b)  Amendments and Waivers.  Except as otherwise provided herein, the
               ----------------------
provisions of this Warrant Purchase Agreement may not be amended, modified or supplemented, and waivers to or departures from the provisions hereof may not be given unless consented to in writing by each party.

          (c)  Notices.  All notices and other communications provided for or
               -------
permitted hereunder shall be made by hand delivery, telex, telecopy, overnight courier or registered first-class mail as follows:

          (i) if to Morgan Stanley: Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, attention: Mark Colman, with a copy to the General Counsel;

          (ii) if to MSIL: Morgan Stanley & Co. International Limited c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, attention: Jamie Greenwald;

          (iii) if to the Company: Oracle Corporation, 500 Oracle Parkway, Redwood City, California 94065, attention: General Counsel.

          All such notices and communications shall be deemed to have been duly given: when delivered, if by hand, overnight courier or mail; when the appropriate answer back is received, if by telex; when transmitted, if by telecopy.

          (d)  Successors and Assigns; Transfer of Registration Rights.  This
               -------------------------------------------------------
Warrant Purchase Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. The registration rights set forth in this Warrant Purchase Agreement may be transferred in whole or in part from time to time to any holder of Warrants.

          (e)  Counterparts.  This Warrant Purchase Agreement may be executed in
               ------------
any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (f)  Headings.  The headings to this Warrant Purchase Agreement are
               --------
for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (g)  Governing Law.  This Warrant Purchase Agreement shall be governed
               -------------
by and construed in accordance with the laws of the State of California.

          (h)  Severability.  In the event that any one or more of the
               ------------
provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

          (i)  Survival.  The indemnity and contribution provisions contained in
               --------
Sections 8, 9, 10 and 11 and the representations and warranties of the Company contained in this Agreement and in each Pricing Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of Morgan Stanley or MSIL or any person controlling Morgan Stanley or MSIL, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Warrants.

          (j)  Matters Related to Morgan Stanley, as Agent.  As a broker-dealer
               -------------------------------------------
registered with the SEC, Morgan Stanley, in its capacity as agent, will be responsible for: (i) effecting the transactions between the Company and MSIL contemplated in this Agreement, including all payments and deliveries of Warrants, (ii) issuing all required notices, confirmations and statements to the Company and MSIL and (iii) maintaining books and records relating to this Agreement.

               Morgan Stanley is acting in connection with this Agreement solely as Agent for both MSIL and the Company and pursuant to instructions from them. Morgan Stanley shall have no responsibility or personal liability to MSIL or the Company arising from any failure by MSIL or the Company to pay or perform any obligation hereunder or to monitor or to enforce compliance by MSIL or the Company with any obligation hereunder. Each of MSIL and the Company agrees to proceed solely against the other to collect or recover any securities or money owing to it in connection with or as a result of this Agreement. Morgan Stanley shall otherwise have no liability in respect of this Agreement, except for its gross negligence or willful misconduct in performing its duties as agent hereunder.

          IN WITNESS WHEREOF, the parties have executed this Warrant Purchase Agreement as of the date first written above.

                         ORACLE CORPORATION



                         By:/s/ Bruce M. Lange
                            ------------------------------------
                            Name: Bruce M. Lange
                            Title: Vice President and Treasurer


                         MORGAN STANLEY & CO.
                          INCORPORATED, as agent
                          for MSIL



                         By:/s/ Mark A. Neuberger
                            ------------------------------------
                            Name: Mark A. Neuberger
                            Title: Managing Director


                         MORGAN STANLEY & CO.
                          INTERNATIONAL LIMITED



                         By:/s/ Jamie Greenwald
                            ------------------------------------
                            Name: Jamie Greenwald
                            Title: Managing Director

                                                                      EXHIBIT II


                              PRICING AGREEMENT
                              -----------------


Morgan Stanley & Co. International Limited
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

                                                                    May __, 1997

Dear Sirs/Mesdames:

          Oracle Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to Morgan Stanley & Co. Incorporated ("Morgan Stanley"), as agent for you ("MSIL"), subject to the terms and conditions stated herein, in the Warrant Agreement (the "Warrant Agreement"), to be entered into between the Company and First BankBoston, N.A., as Warrant Agent, and in the Warrant Purchase Agreement (the "Warrant Purchase Agreement"), dated as of May 7, 1997, among the Company, Morgan Stanley, as your agent, and you, __________ Series _ Equity Call Warrants at a purchase price of $__ per Warrant.

          Each provision of the Warrant Purchase Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement. Unless otherwise defined herein, terms used herein and defined in the Warrant Purchase Agreement are used herein as therein defined.

          Subject to the terms and conditions set forth herein and in the Warrant Purchase Agreement incorporated herein by reference, the Company agrees to issue and sell to you, and you agree to purchase from the Company on the third business day following the date hereof, at the time and place set forth in the Warrant Purchase Agreement (or at such other time and place as may be agreed to by the parties) and at the purchase price to you set forth above, __________ Series _ Equity Call Warrants.

     The effectiveness of this Pricing Agreement is subject to the condition that on or prior to the date hereof, the Company shall have entered into a Repurchase Contract with respect to _______ shares of common stock of the Company substantially in the form of Annex I hereto.

                    Very truly yours,


                    ORACLE CORPORATION


                    By:___________________________
                       Name:
                       Title:


Accepted as of the date hereof:

MORGAN STANLEY & CO. INTERNATIONAL
     LIMITED



By:___________________________
   Name:
   Title:


MORGAN STANLEY & CO. INCORPORATED,
     as agent for MSIL



By:___________________________
   Name:
   Title:

                                                                     EXHIBIT III


                              LETTER OF REPRESENTATION
                              ------------------------

Davis Polk & Wardwell
450 Lexington Avenue
New York, NY  10017

Venture Law Group
2800 Sand Hill Road
Menlo Park, CA 94025

          In connection with (x) the sale (the "Sale") to, and the purchase by, Morgan Stanley & Co. International Limited ("MSIL," "we" or "us"), for whom Morgan Stanley & Co. Incorporated ("Morgan Stanley") is acting as agent, of ________ Series ___ Equity Call Warrants, (collectively, the "Warrants" or, individually a "Warrant"), each representing the right to purchase one share of the common stock, par value $___ per share (the "Common Stock"), of Oracle Corporation (the "Company"), pursuant to the Warrant Purchase Agreement (the "Warrant Purchase Agreement") dated as of May 7, 1997, and the Pricing Agreement (the "Pricing Agreement") dated as of May __, 1997, in each case among the Company, MSIL and Morgan Stanley, as agent for MSIL, and (y) the repurchase by the Company from MSIL of ________ shares of Common Stock pursuant to, and subject to the terms and conditions of, the Warrant Purchase Agreement and the Repurchase Contract dated May __, 1997, among the Company, MSIL and Morgan Stanley, as agent for MSIL, we hereby represent as follows:


          1. We are aware that we must bear the risk of an investment in the Warrants for an indefinite period of time, and we are able to bear such risk.
As of the time of the Sale, however, we have hedged our position in the Warrants through the short sale of Common Stock pursuant to the Repurchase Contract[s] referred to above. Under current market conditions, we do not expect to engage in the short sale of shares of Common Stock in addition to the sales made pursuant to the Repurchase Contract in order to hedge our position in the Warrants. To the extent we or any affiliate of ours engage in short sales ("Short Sales") of shares of Common Stock to any person other than the Company to hedge our position in the Warrants, (i) neither we nor any such affiliate will engage in any special selling efforts or selling methods in connection with any Short Sales and, (ii) to the extent required by applicable law, we and any such affiliate (A) will not cover any Short Sales or repay any borrowing of shares of Common Stock used to settle any Short Sales with any shares of Common Stock issued on exercise of the Warrants ("Warrant Shares") and (B) will take all reasonable steps so as not to (I) knowingly sell any Warrant Shares to any person from whom we or any such affiliate purchase any shares of Common Stock used to cover any Short Sales or (II) knowingly purchase any shares of Common Stock to be used to settle any Short Sales or to repay any borrowing of shares of Common Stock used to settle any Short Sales from: (x) any person to whom we or any such affiliate has sold any Warrant Shares or (y) any person that we or any such affiliate has reason to believe indirectly acquired Warrant Shares.

          2. We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Warrants.

          3. We are purchasing the Warrants for our own account. We are not acquiring the Warrants with a view to distribution thereof, or with any present intention of offering or selling the Warrants, subject, nevertheless, to the disposition of our property being at all times within our control.

          4. On the basis of the applicable Purchase Price, and other terms of each series of Warrants, the historical volatility of the Common Stock and such other factors as we have deemed advisable for the purposes of this letter, we believe that with respect to each Warrant purchased pursuant to the Warrant Purchase Agreement there exists at least a 50% probability that such Warrant will expire worthless.

          5. We are an "accredited investor" within the meaning of subparagraph (a)(1) of Rule 501 under the Securities Act.

          We acknowledge that for purposes of the opinion to be delivered to Morgan Stanley, as our agent, pursuant to Section 3(b) of the Warrant Purchase Agreement, you will rely upon the accuracy and truth of the foregoing representations and we hereby consent to such reliance.

          Terms used herein but not otherwise defined herein are used herein as defined in the Warrant Agreement dated as of May 7, 1997 between the Company and BankBoston, N.A., as Warrant Agent.

Date: May __, 1997

                              MORGAN STANLEY & CO. INTERNATIONAL
                                    LIMITED



                              By:_________________________________
                                 Name:
                                 Title:



                              MORGAN STANLEY & CO. INCORPORATED,
                                    as agent for MSIL



                              By:_________________________________
                                 Name:
                                 Title:

                                       2